EX-10 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MetLife Variable Annuity Separate Account I:

We consent to the use of our report included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm"

/s/ KPMG LLP

Hartford, Connecticut
October 20, 2006